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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


THE BOARD OF DIRECTORS
APPLIED SCIENCE AND TECHNOLOGY, INC. AND SUBSIDIARIES:


We consent to the incorporation by reference in the registration statements (No. 333-78069, 333-78071, 333-78073, 333-31224, 333-54486, 333-54488, 333-54490,
333-90498, 333-90500 and 333-90502) on Form S-8 and No. 333-34450 on Form S-3 of
MKS Instruments, Inc. of our report dated July 31, 2000, with respect to the consolidated statements of operations, stockholders' equity, and cash flows of Applied Science and Technology, Inc., and subsidiaries for the year ended July 1, 2000, which report appears in the December 31, 2002 annual report on Form 10-K of MKS Instruments, Inc.


/s/ KMPG LLP
Boston, Massachusetts
March 28, 2003